Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-267521

November 12, 2024

STORYBOARDS

1

GLD
The first US
gold-backed ETF

Opening

2

Shot of gold bars rising. Closeup with DOF

3

Shot of gold bars rising. Closeup with DOF

'On November 18, 2004'

4

Shot of gold bars rising. Revealing more

'GLD® listed on New York Stock Exchange as the first US gold-backed ETF'[1]

5

We follow a NY Metro over the bridge, transporting through a growing city. Towers rise. And text layers appear along the journey.

'Democratizing gold investing for millions of investors'

6

Continued…

'In its first trading week, GLD reaches $1B in assets'

STORYBOARDS

7

Continued…

'By 2007, GLD reached $10B in assets'

8

Global Stock Exchange: Hong Kong

'And began trading on several exchanges around the world'

9

Global Stock Exchange: Tokyo

'In 2009, GLD crossed the $25B mark in assets'

10

Global Stock Exchange: Mexico

'By 2010, GLD doubled to $50B in assets'

11

CENTRE
SGX

Global Stock Exchange: Singapore

'In 2011, GLD reached $70B, taking the title of world's largest ETF'

12

Beautiful gold city moment.

'In 2018, GLDM® ushered in a low-cost era for gold ETFs'

© 2023 Factory Fifteen. All Rights Reserved

STORYBOARDS

13

Beautiful gold aerial city moment.

'In November, 2024'

14

Beautiful gold city moment.

'GLD celebrates 20 years on the New York Stock Exchange'

15

We start looking at the golden pavement and smoothly transition to the NYSE building and then to the sky.

'GLD20'

16

Continued…

'GLD20'

17

Continued…

'GLD20'

18

GLD20

Closing

© 2023 Factory Fifteen. All Rights Reserved

STORYBOARDS

19

STATE STREET GLOBAL ADVISORS
WORLD GOLD COUNCIL

Closing

02

Disclosure

© 2023 Factory Fifteen. All Rights Reserved

SPDR® Gold MiniShares® Trust (the “Trust”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling 1-866-320-4053.